UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 16, 2010

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

5700 Wilshire Blvd., Suite 625,

Los Angeles, California 90036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated April 16, 2010, filed by Voyager Oil & Gas, Inc. (“Voyager”) with the Securities and Exchange Commission on April 22, 2010 (the “Closing 8-K”), announcing the acquisition of Plains Energy Investment, Inc., a Nevada corporation (the “Company”).  The Closing 8-K was subsequently amended by a Form 8-K/A filed on July 1, 2010 and by an additional Form 8-K/A filed on July 22, 2010 (collectively, the “Amendments”).  The information previously reported in the Closing 8-K, as amended and supplemented by the Amendments, is hereby incorporated by reference into this Form 8-K/A.

The purpose of this Form 8-K/A is to respond to SEC staff comments to delete certain statements in the Business description in Item 2.01 of the Closing 8-K.  Voyager is also filings this Form 8-K/A to inform investors that a more current discussion of Voyager’s business appears in the prospectus of the Form S-3 Registration Statement, as filed with the Securities and Exchange Commission on February 11, 2011.

Our Business

Corporate Information and History

The predecessor company to Voyager was ante4.  ante4 was a Delaware corporation, formerly known as WPT Enterprises, Inc., formed for the purpose of developing and operating the World Poker Tour (“WPT”).  When operating its former business, ante4 created internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes.  The current season of the World Poker Tour®, or WPT® television series — Season Eight, based on a series of high-stakes poker tournaments, currently airs on Fox Sports Net in the United States, and has been licensed for broadcast globally.  In January 2008, ante4 launched ClubWPT.com, an innovative subscription-based online poker club targeted to the estimated 60 million poker players in the United States, which is currently offered in 38 states.  Through November 2008, ante4 offered a real-money online gaming website which prohibited wagers from players in the U.S. and other restricted jurisdictions.  ante4 also licensed its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games and giftware and was engaged in the sale of corporate sponsorships. In addition, through March 2009, ante4 developed and marketed online and mobile games supporting the WPT China National Traktor Poker Tour™.

On August 24, 2009, ante4 entered into an Asset Purchase Agreement with Peerless Media Ltd., a subsidiary of PartyGaming, PLC (the “Peerless Transaction”), pursuant to which ante4 agreed to sell substantially all of its operating assets other than cash, investments and certain excluded assets to Peerless Media Ltd.  The Peerless Transaction closed on November 2, 2009.  As a result of the Peerless Transaction, ante4 no longer operated its previous business.

The Company is a Nevada corporation formed for the purpose of exploration, exploitation, acquisition and production of crude oil and natural gas in the continental United States.  The Company’s business is initially expected to focus on properties in Montana and North Dakota.  The Company does not intend to limit its focus to any single geographic area, however, because it wants to remain flexible and intends to pursue the best opportunities available to it..  The Company’s required capital commitment may grow if the opportunity presents itself and depending upon the results of initial testing and development activities.  The operations of the combined company will hereafter be referred to as the operations of Voyager.

Spin-Off of Certain Voyager Assets

Prior to the Merger, Voyager created a wholly-owned Delaware subsidiary named ante5, Inc., into which Voyager transferred all assets other than specific assets retained by Voyager pursuant to the Merger Agreement.  Pursuant to the terms of a Distribution Agreement entered into between Voyager and ante5 on April 16, 2010 in connection with the Merger, ante5 agreed to indemnify and hold harmless Voyager from and against any and all actions, threatened actions, costs, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees, the reasonable fees of other professionals and experts, and court or arbitration costs that are suffered or incurred by Voyager and any of its past or present directors, officers, employees and agents and that relate to or arise from all or any of the following:

•                                          the operation or ownership of ante5’s assets after the Merger effective date;

•                                          any action or threatened action made or asserted by any person (including, without limitation, any governmental entity) that relates to operation or ownership of the ante5’s assets, or relates to any act or omission of ante4, in either case at any time on or before the Merger closing date; or

•                                          any tax liability of Voyager that is indemnifiable by ante5 pursuant to such Distribution Agreement.

ante5’s obligation to indemnify Voyager is limited to $2.5 million in the aggregate.

The assets transferred from Voyager to ante5 (and related assumed liabilities) consisted almost entirely of the assets remaining in Voyager relating to Voyager’s prior business of creating internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, the main product being the World Poker Tour television series (the “WPT Business”).  As soon as is practicable after the date hereof, ante5 intends to file a registration statement on Form 10 and an Information Statement (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of spinning off the ante5 shares from Voyager to the stockholders of record of Voyager on April 15, 2010, the date immediately prior to the Closing Date (such date, the “Record Date,” and such transaction, the “Spin-off”).   The purpose of the Spin-off is to preserve the value of the assets remaining from the WPT Business for the benefit of the Voyager stockholders as of the Record Date, since the Company did not want those assets as part of Voyager’s business after the Closing Date, and therefore ascribed very little value to those assets in the Merger.  Furthermore, the Spin-off will enable management of Voyager and ante5 to each focus on their respective, unrelated businesses, and will greatly simplify investor analysis of each respective company.   Once the Information Statement has gone through the SEC review process and has been mailed to the Voyager stockholders as of the Record Date, we will consummate the Spin-off and ante5 will be a separate, stand-alone publicly-traded company.  A detailed description of the assets transferred to, and liabilities assumed by, ante5 in anticipation of the Spin-off is described in detail in the Distribution Agreement.

In order to ensure that only stockholders of record of ante4 on the Record Date receive the benefits of the Spin-off, the stockholders of the Company have agreed that in the event they receive shares of ante5 in the Spin-off for any reason, they will sell those ante5 shares back to ante5 at a price per share of $0.001 per share.

Assets and Acreage Holdings

As of April 22, 2010, we currently control approximately 97,720 net acres in the following four primary prospect areas:

•                  6,780 net acres targeting the Bakken formation in North Dakota;

•                  640 net acres targeting the Red River formation based on 3-D seismic data in Montana;

•                  56,800 net acres in our joint venture targeting the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana; and

•                  33,500 net acres in our joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana.

We also have an additional 8,000 net acres under contract targeting the Bakken formation in Montana and North Dakota, which we expect to purchase in the next few weeks.  The leases we control have a minimum term of three years and many have extensions effectively giving us control of lands for up to ten years.

Business

Voyager’s primary focus is to acquire high value leasehold interests specifically targeting the Bakken and Three Forks formations in the Williston Basin.  We believe our competitive advantage will be our ability to continue to acquire leases directly from the mineral owners through “organic leasing.”  Organic leasing allows Voyager to acquire acreage on more favorable terms than our competitors.  Because of our size and maneuverability, we are able to deploy our land acquisition teams into specific areas based on the latest industry information.  We will generate revenue by and through the conversion of our leasehold into non-operated working interests in multiple Bakken or Three Forks wells.  We believe our drilling participation, primarily on a heads-up basis proportionate to our working interest, will allow us to deliver high value with low cost.  Voyager expects to deploy approximately $10 million to participate in Bakken wells in 2010 at an average completion cost of $4.5 million per well.

Voyager is also currently engaged in a top-leasing program in targeted areas of the Williston Basin.  A top-lease is a lease acquired prior to and commencing immediately upon the expiration of the current lease.  We believe this approach will allow us to access the most prolific areas of the Bakken oilfields.  We continue to see this approach met with success given the rapidly expanding nature of the productive area of the play.

Voyager explores and produces oil and gas through a non-operated business model.  We engage in the drilling process within operators’ drilling units that include our acreage.  As a non-operator we rely on our operating partners to propose, permit and engage in the drilling process.  Before a well is spud, the operator is required to provide all oil and gas interest owners in the designated well unit the opportunity to participate in the drilling costs and revenues of the well on a pro-rata basis.  After the well is completed, our operating partners also transport, market and account for all production.  It will be policy for Voyager to engage and participate on a heads-up basis in substantially all, if not all, wells proposed.  This model provides us with diversification across operators and geologic areas.  It also allows us to continue to add production at a low marginal cost and maintain general and administrative costs at minimal levels.

The Bakken Shale Formation

The Bakken formation is predominantly found in the Williston Basin of Eastern Montana and Western North Dakota.  It lies between 9,000 and 11,000 feet beneath the surface of the Earth.  The Bakken consists of two shale rock layers, the upper and the lower.  Each of these layers is marine-organic rich oil generating shale.  Between the two shale layers lies a silty, sandy, supercharged dolomite membrane known as the Middle Member.  The upper and lower shales have generated oil and trapped it within the middle member.

Three Forks Formation

Immediately below the Bakken lies the Three Forks Formation.  The Three Forks is a similar porosity zone to the Middle Member of the Bakken and is also a dolomite membrane that is supercharged by the Bakken Shale.  Drilling in the Three Forks has commenced throughout the Williston Basin and production levels rival the Bakken.  We expect to continue to see the Three Forks delineated as a separate productive zone.

Down Spacing Potential

When a Bakken or Three Forks well is drilled, only a portion of the formation under the unit is contacted, developed and drained.  This provides the opportunity to re-enter a unit and drill another horizontal well.  Whereas there was one horizontal leg producing in a unit, two or more can be drilled and completed to recover even more oil.  This also translates into a multiplying of our net well interest and reserves per unit.

Tiger Ridge Gas Field Opportunity

The Tiger Ridge area is a large gas field located in north-central Montana.  Exploration for natural gas in the Tiger Ridge field dates back to the 1960s, and has resulted in significant discoveries of both natural gas and oil.  Natural gas production continues in the Tiger Ridge field today and we believe new opportunities still exist to exploit hydrocarbons in the area as a result of advanced technology in drilling and completion as well as seismic and geologic evaluation techniques.  Drilling costs have declined substantially and success rates are near 100% given the utilization of updated 3-D seismic technology.  Exploration in the area is rapidly expanding as a result of these developments.

The three counties (Hill, Blaine and Chouteau) comprising the Tiger Ridge field presently represent the largest gas producing area in the State of Montana.  Most of the production from the field comes from the highly faulted Eagle sand.  At depths of approximately 2,000 feet below the surface, the sands are highly prolific and can generate up to 4+ billion cubic feet (“BCF”) in a single well.  Drilling costs are estimated to be approximately $200,000 per well, and we anticipate that each well will require two to three days to drill.  We believe that the proposed wells would be economically viable at a fraction of projected reserves.  Take away (pipeline) capacity is available in the area and there is significant infrastructure already in place.

In December 2009, MCR, LLC (“MCR”) was added as a working interest owner and operator to drill, complete, connect and market the wells within two blocks of the controlled acreage in Fergus and Chouteau Counties, Montana. Costs and working interest in the two blocks will be split 20% MCR, 10% Hancock Enterprises and 70% Voyager.  MCR will be subject to 20% of the costs and burdens to acquire the acreage, seismic and drilling/production.

Heath Shale Oil Opportunity

The rapidly growing Heath Shale Oil play in Petroleum County, Montana (“Heath”) is the one of the fastest growing oil resource plays in the continental United States.  The Heath is characterized by very high porosity, oil content and significant fracturing.  Given the activity level of a number of prominent shale players we expect the focus on this opportunity to increase in the industry.

Operations

We plan to continue to structure our operations in a manner that minimizes overhead and relies on third-parties to supply experience and expertise necessary to exploit exploration opportunities.  We will attempt to secure the highest possible working interests in the wells in which we invest while minimizing our general and administrative expenses.  We intend to keep overhead and staff to a bare minimum and the majority of operational duties will be outsourced to consultants and independent contractors.  We believe that the operational responsibilities of our company can be handled by our current officers, our working partnership with Hancock Enterprises and through consulting and independent contractor relationships.  We believe that we will incur minimal general and administrative expenses, thus devoting substantially all of our capital to hydrocarbon investments.

Drilling and Capital Expenditures

We intend to incur approximately $20 million to $23 million in capital expenditures in 2010, the vast majority of which is allocated to oil and gas activities to exploit the Bakken and Three Forks Formations in the Williston Basin of North Dakota and Montana.  Market conditions, commodity prices, availability of organic leases, operator behavior and drilling results affect the capital expenditures of the Company.  We expect to fund our expenditures primarily with existing cash reserves, which exceed $28 million. If our existing and potential sources of liquidity are not sufficient to undertake our planned capital expenditures, we may pursue a financing arrangement or sell common shares, although we currently have no specific plans to do so.  However, we have no third-party commitments to provide additional capital, and there is no assurance such capital will be available to us, or if available, that the terms will be favorable.

Our current capital expenditure plans are primarily allocated to organic lease acquisitions and participation in wells.  However, we will evaluate any potential opportunities for acquisitions as they arise.  If we identify acreage that meets our strategic plan, we may re-evaluate our planned capital expenditures to pursue potential acreage acquisitions.  Given our non-leveraged asset base and anticipated future cash flows, we believe we are in a position to take advantage of any appropriately priced sales that may occur.

In December 2009, we elected to participate in our first Bakken Well drilled by Slawson Exploration.  We are participating in the Ripper 1-22H located in Mountrail County, North Dakota with a 1.1% working interest, based on a 640 acre spacing unit.    We have also elected to participate in the Brigham Oil and Gas Ross-Alger 6 to 7 #1H well in Mountrail County, North Dakota with a 7.7% working interest based on a 1,280 acre spacing unit.

We expect to incur expenditures of approximately $10 million participating in approximately 20 to 25 gross Bakken completions in 2010, primarily in Mountrail, Williams and McKenzie Counties of North Dakota.  We also anticipate being able to increase our Bakken exposure with acquisitions totaling approximately $8 million in 2010.  This year, we expect to spend approximately $18 to $20 million in capital investments, including the additions to our acreage position, in the Bakken and Three Forks Formations in the Williston Basin of North Dakota and Montana.

We expect to incur approximately $2 million in drilling and seismic expenses outside of primary Bakken target.  We have begun plans to perform a 3-D seismic program in the Tiger Ridge field with operating partners Hancock Enterprises and MCR.  We expect to drill approximately three wells in the Tiger Ridge field in 2010. Outside of wells with MCR as operator, we expect to participate in an additional three gross wells drilling in areas under the joint venture’s leases in 2010. Our working interest in the three wells is anticipated to range from 33% to 43%, resulting in approximately 1 net well.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations impacting the oil and natural gas exploration and production industry as whole.

Regulation of Oil and Natural Gas Production

Our oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies.  For example, North Dakota and Montana require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas.  Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.  Failure to comply with any such rules and regulations can result in substantial penalties.  The regulatory burden on the oil and gas industry will most likely increase our cost of doing business and may affect our profitability.  Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.  These laws and regulations may:

•                                          require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

•                                          limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

•                                          impose substantial liabilities for pollution resulting from our operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines, injunctions, or both.  In management’s opinion, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements.  Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on our company, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites.  It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance.  Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products.  In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of the Act.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject our company to significant expenses to modify our operations or could force our company to discontinue certain operations altogether.

Intellectual Property

Our business does not depend upon any intellectual property, licenses or other proprietary property unique to our company, but instead revolves around our ability to acquire mineral rights and participate in drilling activities by virtue of our ownership of such rights and through the relationships we have developed with our operating partners.

Competition

The oil and natural gas industry is intensely competitive, and we compete with numerous other oil and gas exploration and production companies.  Some of these companies have substantially greater resources than we have.  Not only do they explore for and produce oil and natural gas, but also many carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis.  The operations of other companies may be able to pay more for exploratory prospects and productive oil and natural gas properties.  They may also have more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Our larger or integrated competitors may have the resources to be better able to absorb the burden of existing, and any changes to federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to discover reserves and acquire additional properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive industry.  In addition, we may be at a disadvantage in producing oil and natural gas properties and bidding for exploratory prospects, because we have fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Employees

We currently employ two full-time employees.  James Russell (J.R.) Reger is our Chief Executive Officer and Mitchell Thompson is our Chief Financial Officer.  We have entered into employment agreements with both Mr. Reger and Mr. Thompson.  Mr. Reger has agreed to serve as our Chief Executive Officer without cash compensation though 2011.

Properties

We added production from our first well in February 2010.  As of the time of this Current Report on Form 8-K, we have not generated any cash proceeds from oil and gas production.  Because we did not generate any cash proceeds from oil and gas production for the year ended December 31, 2009, we have not conducted any engineering of our potential reserves.  We expect to conduct our initial reserve engineering and obtain our initial reserve report on or before December 31, 2010.

Legal Proceedings

We are not a party to any pending or threatened litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2011

VOYAGER OIL & GAS, INC.

/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer